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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant
                         ------------------------------

Subsidiary                                       State of Incorporation
----------                                       ----------------------

PlanVista Solutions, Inc.                        New York

National Network Services, Inc.                  New York

Qulaity Medical Administrators, Inc.             New York